EXHIBIT (h)(iv)

THIRD AMENDMENT OF THE

TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the 25th January, 2019, to the Transfer Agent Servicing Agreement dated as of June 1, 2017 (the “Agreement”), is entered into by and between CARILLON SERIES TRUST, a Delaware trust (“Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S.Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add services for “Setup and Ongoing Mailing of the Carillon Privacy Policy to New Shareholders” and to change the fee schedule (Exhibit E) to add fees for this new service.

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both all parties and authorized or approved by the Boards of Trustees.

NOW, THEREFORE, the parties agree to add the following service after “MARS System (Exhibit D):

1.	Setup and Ongoing Mailing of the Carillon Privacy Policy to New Shareholders (Exhibit D1)

Section 3 Additional Services provided by Fund Services reads now as follow:

A.

If the Fund so elects, Fund Services shall provide the following services that are further described and that may be subject to additional terms and conditions specified in their respective exhibits, as such may be amended from time to time:

Fan Web, Vision Mutual Fund GatewayTM (Exhibit C)

Mars (Exhibit D)

Setup and Ongoing Mailing of the Carillon Privacy Policy to New Shareholders (Exhibit D1)

2.	Exhibit D1, attached hereto, is added to the Agreement 3.

3.

4.	The following fee will be added to the attached fee schedule (Exhibit E).

Task	Quantity	Rate	Total
Privacy Policy Delivery Setup	1	$500.00	$500.00

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CARILLON SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Susan Walzer	By:	/s/ Joseph Neuberger
Name:	Susan Walzer	Name:	Joseph Neuberger
Title:	SVP Fund Administration	Title:	President

Exhibit C to the Transfer Agent Servicing Agreement

1.	Services

Setup and Ongoing Mailing of the Carillon Privacy Policy to New Shareholders

2.	Duties and Responsibilities of Fund Services

a.	U.S. Bank Global Fund Services will establish a process to mail the most current privacy policy for the Trusts to shareholders that establish a new account in the calendar week that proceeds the mailing day.

b.	U.S. Bank Global Fund Services will mail privacy policies to shareholders every Tuesday. The mailing will include shareholders that established new accounts in the week immediately prior (Sunday through Saturday).

c.	U.S. Bank Global Fund Services will post an image of each address insert mailed to an investor on Automated Work Distributor, indexed to the shareholder account as proof of mailing.

3.	Duties and Responsibilities of the Trusts

a.	The Trust shall furnish to Fund Services the information and date necessary to perform the services described herein at such times and in such form as mutually agreed upon.

b.	The Trust acknowledges that Fund Services is not responsible for determining and/or confirming the accuracy of the information and instructions provided to Fund Services, and it releases Fund Services from any and all liability associated with any inaccuracy or incompleteness of such instructions.

c.	Fund Services will be entitled to rely on any Instructions that it reasonably believes to be delivered by an authorized person.

1.	Compensation of Fund Services

Fund Services shall be compensated for providing the services in this Exhibit C in accordance with the fee schedule set forth in Exhibit E (as amended from time to time).

Exhibit E to the Transfer Agent Servicing Agreement – Fee Schedule at April, 2018

Annual Service Charges to the Fund*

• Base Fee per CUSIP	$ 2,000/year
• NSCC Level 3 Accounts	$ 5.00 /open account
• Non Level 3 Accounts	$11.00 /open account
• Closed Accounts	$ 2.50 /closed account

Miscellaneous Expenses

Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC Profile, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services

Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*	Subject to annual CPI increase, Milwaukee MSA.

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit E (continued) to the Transfer Agent Servicing Agreement

FAN Web

Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

•	Annual Base Fee – $36,000 /year

•	FAN Web Direct (API) – Quoted Separately

•	Customization – $200 /hour – (subject to change at prevailing rates of vendor)

•	Activity (Session) Fees:

•	Inquiry – $0.15 /event

•	Account Maintenance – $0.25 /event

•	Transaction – financial transactions, reorder statements, etc. –$0.50 /event

•	New Account Setup – $3.00 /event (Not available with FAN Web Select)

•	Strong Authentication:

•	$0.045 /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

•	Base Fee Per Management Company - file generation and delivery - $6,000 /year

•	Per Record Charge

•	Rep/Branch/ID – $.018

•	Dealer – $0.012

•	Price Files – $0.002 /record or $1.75 /user per month, whichever is less

Vision

Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•	Inquiry Only

•	Inquiry – $0.05 /event

•	Per broker ID – $5.00 /month per ID

•	Transaction Processing

•	Implementation – $5,000 /management company

•	Transaction – purchase, redeem, exchange, literature order - $0.50 /event

•	New Account Setup – $3.00 /event

•	Monthly Minimum Charge – $500 /month

Vision Electronic Statements

Provides the capability for financial intermediaries to access electronic statements via the Vision application.*

•	Implementation Fees

•	$5,000 /fund group

Vision Electronic Statements

•	Load charges

•	$0.05 /image

•	Archive charge (for any image stored beyond 2 years)

•	$0.015 /document

*	Normal Vision ID and activity charges also apply.

Exhibit E (Continued) to the Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services

Supplemental Services – E-Commerce Services Fee Schedule

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

•	BDS – Statement Storage & Retrieval

•	Setup: $250 /user

•	Support: $100 /user per month

•	ReportSource – Report and Data File Storage & Retrieval

•	Setup: Included in intial fund setup on Transfer Agent system

•	$200/ user per month beyond 2 users included as part of setup

Additional Data Delivery Services

•	Ad Hoc/ PowerSelect File Development

•	Standard ad-hoc select: $300 per file

•	Custom coded data for recurring, scheduled delivery: $165 per hour consultation and programming development

•	Support: $100 /file per month

•	Recurring files/ reports scheduled for delivery via Report Source.

•	Custom Electronic File Exchange (DDS delivery of standard TIP files)

•	Setup: $2,500 one-time fee

•	Support: $100 /file per month

Recordkeeping Application Access

•	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

•	$1,500 implementation

•	$500 /month

•	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

•	Cost varies depending upon location and bandwidth

•	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

•	$500 implementation

•	$200 /ID per month

•	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

•	$2,500 implementation

•	$350 /ID per month

•	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

•	$1,000 implementation

•	$200 /ID per month

•	Automated Work Distributor (AWD) – Image and workflow application.

•	$13,500 implementation

•	$400 /ID per month

•	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

•	$1,500 implementation

•	$200 /ID per month

•	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

•	$3,000 /month

Programming Charges – (subject to change at prevailing rate of vendor)

•	$200 /hour

•	Charges incurred for customized services based upon fund family requirements including but not limited to:

•	Fund setup programming (transfer agent system, statements, options, etc.)

•	Conversion programming

•	Customized service development

•	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

•	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Exhibit E (continued) to the Transfer Agent Servicing Agreement

Transfer Agent Training Services

•	On-site at USBFS - $1,500 /day

•	At Client Location - $2,500 /day plus travel and out-of-pocket expenses if required

Cost Basis Reporting - Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

•	$1.00 /direct open account per year

Contact Center Call Servicing - Services to answer shareholder calls through a dedicated toll-free number.

•	$1,500 /month

•	1.50 /minute/Shareholder Call

•	$0.40 Voice Response Calls

•	Plus Miscellaneous Charges related to toll-free lines, call transfers, etc.

Email Services - Services to capture, queue, monitor, service and archive shareholder email correspondence:

•	$1,500 setup /fund group

•	$500 /month administration

•	$5.00 /received email correspondence

Dealer Reclaim Services - Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

•	$1,000 /fund group per month

Literature Fulfillment Services*

•	Account Management

•	$300 /month

•	Inbound Teleservicing Only

•	Account Management – $250 /month

•	Call Servicing – $1.25 /minute

•	Lead Source Reporting

•	$250 /month

•	Closed Loop Reporting

•	Account Management – $500 /month

•	Database Installation, Setup – $1,500 /fund group

•	Miscellaneous Expenses

•	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting - Integrated custom detailed call reporting

$250 /monthly report

Exhibit E (continued) to the Transfer Agent Servicing Agreement

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

•	$15.00 /qualified plan account or Coverdell ESA account (Cap at $30.00 /SSN)

•	$25.00 /transfer to successor trustee

•	$25.00 /refund of excess contribution

Additional Shareholder Paid Fees

•	$15.00 /outgoing wire transfer or overnight delivery

•	$5.00 /telephone exchange

•	$25.00 /return check or ACH or stop payment

•	$10.00 /research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing - Services to support the setup and processing of physical certificated shares for a fund family:

•	$750 setup/fund group

•	$10.00 /certificate transaction

Real Time Cash Flow

•	Implementation (one time charge) & Recurring Charges (monthly)

•	5 Users – $3,750

•	10 Users – $6,375

•	20 Users – $10,500

•	30 Users – $12,375

•	40 Users – $13,500

•	50 Users – $15,000

•	Training

•	WebEx – $500 /user

•	On Site at USBFS – $1,500 /day

•	At Client Location – $2,500 /day plus travel and out-of-pocket expenses if required

•	Real Time Data Feeds

•	Implementation (per feed) – $225 /hour (8 hour estimate)

•	Recurring (per feed) – $375 /month

Recurring per Image Storage Fee

Quantity	Rate	Total
1MM images	$5,000	$5,000

		$5,000

Exhibit E (continued) to the Transfer Agent Agreement

MARS Lite Fee Schedule

MARS v7i Product and Services MARS System Setup and Implementation Fees	One-time fee		One-time Cost
System Implementation Cost - Historical Sales and Compliance and Contact Data from DST TA2000 or up to 2 years of data for MARS Lite.	~~$25,000~~*$10,000		*$10,000
Standard MARS Interface	$ 2,500
Omni/SERV Interface Setup	$1,800
MARS Omni\SERV Module Setup Fee	$2,500
MARS Training per Day	$2,500
Data Conversion Schwab – Historical sales from Schwab for up to 2 years of sales history	$2,500
Data Conversion Fidelity – Historical sales from Fidelity for up to 2 years of sales history.	$2,500
Data Conversion TD Ameritrade – Historical sales from TD Ameritrade for up to 2 vears of sales history.	$2,500
Data Conversion DataLynx – Historical sales from DataLynx for up to 2 years of sales history.	$2,500

Custom Data lnterfaceSetup	Cost per interface	Number of interfaces
	$7,500

Total One-time Cost:			*$10,000 one-time Cost

MARS v7i Product and Services MARS System Setup and Implementation Fees
			Monthly Cost
MARS Lite Sales & Compliance Modules[1]	~~$ $~~ *$	 ~~7,500  10,000~~ 6,000	*$	6,000
Notes: 1. MARS Lite includes Schwab, Fidelity and OmniServ Interfaces. Does not provide user access or CRM functionality.

Total Monthly Cost:					*$	6,000

Where the price is marked with a “*” this is a discounted price if signed by 12/31/2014

Exhibit E to the Sub-Transfer Agent Servicing Agreement

Supplemental Services

Electronic Form Delivery and Signature Capture

•	Setup Fee

Implementation – $1,000.00 (includes 15 forms)

•	Additional Setup

$75.00 for each additional form and email template

•	Transaction Fee

•	$6.00 per electronic envelope, and

•	Monthly minimum charge – $100.00

•	Form and Fund Logo Modifications

•	$75.00 per Form

•	Updated Fund Logo – $100.00

Privacy Policy Delivery Setup

Task	Quantity	Rate	Total
Privacy Policy Delivery Setup	1	$500.00	$500.00